Exhibit 10.3

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

EOG RESOURCES, INC.
PERFORMANCE UNIT AWARD AGREEMENT

Grantee: [Name] [Employee ID]
Congratulations! You have been granted an Award of EOG Resources, Inc. Performance Units as follows:

Date of Grant:	[Grant Date]
Performance Units granted under this Award (subject to adjustment as set forth below):	[Units Granted]
Vesting Date:	The February 28th immediately following the Certification Date (as defined below)

The Compensation Committee of the Board of EOG Resources, Inc. (the “Company”) hereby grants to you, the above-named Grantee, effective as of the Date of Grant set forth above, a Performance Unit Award (the “Award”) in accordance with the terms set forth below.
General. This Performance Unit Award Agreement (this “Agreement”) is governed by the terms and conditions of the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as may be amended from time to time, the “Plan”), which is hereby made a part of this Agreement. All capitalized terms that are not defined in this Agreement have the meanings ascribed to them under the Plan. Under the terms of this Agreement and the Plan, a Performance Unit ledger account will be maintained by the Company (or its agent) until you become vested in the Performance Units (i.e., the lapse of the forfeiture restrictions thereon) or the Performance Units are forfeited and canceled pursuant to this Agreement.
Performance Period; TSR Rank; Performance Multiple. Upon the completion of the Performance Period (as defined on Annex A) and the certification (in writing) by the Committee of the Total Shareholder Return (as defined on Annex A) over the Performance Period of the Company and each Peer Company (as defined on Annex A) and the Company’s corresponding TSR Rank (see chart on Annex A) for the Performance Period and the applicable Performance Multiple (as specified in the chart on Annex A)(the date of such certification by the Committee, the “Certification Date”), such Performance Multiple shall be applied to the number of Performance Units granted hereunder and, except in the case of an applicable Performance Multiple of 100% or an applicable Performance Multiple of 0% (in which case all Performance Units granted hereunder shall be deemed forfeited and canceled), your Performance Unit ledger account shall be adjusted to reflect (i) the additional Performance Units credited to you (in the case of a Performance Multiple greater than 100%) or (ii) your decreased Performance Units (in the case of a Performance Multiple less than 100% but greater than 0%).
Voting Rights; Dividend Equivalents. You will have no voting rights with respect to the Company common stock represented by your Performance Units (including any additional Performance Units which may be credited to you upon the completion of the Performance Period based on the applicable Performance Multiple) until such time as the Company common stock is issued to you upon your vesting in the Performance Units. Dividend equivalents on unvested Performance Units shall accrue and be credited by the Company for your benefit, and any such dividend equivalents accrued and credited for your benefit shall have the same Performance Multiple applied as is applied to your Performance Units. However, such dividend equivalents shall not be paid to you until you become vested in the related Performance Units and shall be forfeited in the event of the forfeiture and cancellation of the related Performance Units pursuant to this Agreement.
Vesting. Assuming your continuous employment with the Company or an Affiliate, this Award shall vest as of the close of business on the Vesting Date, and the shares of Company common stock represented (on a one-for-one basis) by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple) and all dividend equivalents with respect to such Performance Units shall be distributed to you on the first business day following the Vesting Date or as soon as administratively practicable thereafter, but no later than 60 days after such date.
Termination of Employment. If your employment with the Company or an Affiliate terminates prior to the Vesting Date, your Performance Units granted hereunder, and any dividend equivalents credited with respect to such Performance Units, shall vest and be distributed to you, or shall be forfeited and canceled, as set forth below.

Due to Death. If your employment with the Company or an Affiliate terminates due to death on or prior to the end date of the Performance Period, (i) all forfeiture restrictions on the Performance Units granted hereunder shall lapse effective as of the date of your death; (ii) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be 100%; and (iii) all shares of Company common stock represented by the Performance Units granted hereunder shall be distributed to your beneficiary as soon as administratively practicable following your date of death, but no later than 60 days after such date. If your employment with the Company or an Affiliate terminates due to death subsequent to the end date of the Performance Period, but prior to the Vesting Date, (i) all forfeiture restrictions on the Performance Units granted hereunder shall lapse effective as of the date of your death; (ii) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be the Performance Multiple for the Performance Period as certified by the Committee; and (iii) all shares of Company common stock represented by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple) shall be distributed to your beneficiary as soon as administratively practicable following the Vesting Date, but no later than 60 days after such date.
Due to Disability. If your employment with the Company or an Affiliate terminates due to Disability prior to the Vesting Date, (i) all forfeiture restrictions on the Performance Units granted hereunder shall lapse effective as of the date of such termination; (ii) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be the Performance Multiple for the Performance Period as certified by the Committee; and (iii) all shares of Company common stock represented by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple) shall be distributed to you as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees described under “Section 409A” below) or (B) the Vesting Date, but no later than 60 days after the later of such dates.
Due to Retirement After Age 62. If your employment with the Company or an Affiliate terminates due to Retirement prior to the Vesting Date and after attaining age 62 with at least five years of service with the Company, (i) all forfeiture restrictions on the Performance Units granted hereunder shall lapse effective as of the date of such termination; (ii) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be the Performance Multiple for the Performance Period as certified by the Committee; and (iii) all shares of Company common stock represented by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple) shall be distributed to you as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such Retirement (to account for the six-month delay applicable to specified employees described under “Section 409A” below) or (B) the Vesting Date, but no later than 60 days after the later of such dates.
Due to Retirement Prior to Age 62. If your employment with the Company or an Affiliate terminates voluntarily prior to the Vesting Date and your termination is designated in writing by the Company as a “Company-approved Retirement prior to age 62” with at least five years of service with the Company, subject to such restrictions as the Company may impose (including, but not limited to, a six-month post-employment non-competition agreement), (i) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be the Performance Multiple for the Performance Period as certified by the Committee; and (ii) for each whole year that has passed since the Date of Grant set forth above up to and including the effective date of such Retirement, you shall be eligible to receive a distribution of one-third (33%) of the shares of Company common stock represented by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple). Such shares of Company common stock shall be distributed to you as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such Retirement or (B) the Vesting Date, but no later than 60 days after the later of such dates, provided that you do not violate the provisions of any restrictive covenants to which you are subject (including those set forth in any post-employment non-competition agreement between you and the Company), in which case all Performance Units (including any additional Performance Units which may have been credited to you upon the completion of the Performance Period based on the applicable Performance Multiple) shall be forfeited and canceled.
Due to Involuntary Termination for Other than Performance Reasons. In the event of your Involuntary Termination for any reason other than performance reasons prior to the Vesting Date, (i) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be the Performance Multiple for the Performance Period as certified by the Committee; (ii) for each whole year that has passed since the Date of Grant set forth above up to and including the effective date of such termination, you shall be eligible to receive a distribution of one-third (33%) of the shares of Company common stock represented by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple); and (iii) such shares of Company common stock shall be distributed to you as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees described under “Section 409A” below) or (B) the Vesting Date, but no later than 60 days after the later of such dates.
Due to Performance Reasons, Cause or Voluntary Termination. In the event of your Involuntary Termination for performance reasons, Termination for Cause, or voluntary termination prior to the Vesting Date, all Performance Units granted hereunder shall be forfeited and canceled.
Vesting Upon a Change in Control. Upon a Change in Control of the Company (as defined in the Plan) with an effective date on or prior to the end date of the Performance Period, (i) all forfeiture restrictions on the Performance Units granted hereunder shall lapse effective as of the effective date of the Change in Control of the Company; and (ii) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be based on the respective Total Shareholder Return of the Company and each of the Peer Companies over the Performance Period (using, for purposes of such Total Shareholder Return calculations, the 30 calendar day period immediately preceding the effective date of the Change in Control of the Company as the end month of the Performance Period) as certified by the Committee (or its successor).
Upon a Change in Control of the Company (as defined in the Plan) with an effective date subsequent to the end date of the Performance Period, but prior to the Vesting Date, (i) all forfeiture restrictions on the Performance Units granted hereunder shall lapse effective as of the effective date of the Change in Control of the Company; and (ii) the Performance Multiple to be applied to the number of Performance Units granted hereunder shall be the Performance Multiple for the Performance Period as certified by the Committee (or its successor).
All shares of Company common stock represented by the Performance Units granted hereunder (as adjusted for the applicable Performance Multiple) shall be distributed to you as soon as administratively practicable following the effective date of such Change in Control of the Company, but no later than 60 days after such date; provided, however, that if the event constituting the Change in Control of the Company does not qualify as a change in effective ownership or control of the Company for purposes of Section 409A, then, pursuant to Section 13.2 of the Plan, such distribution shall be delayed until the earliest time that such distribution would be Permissible under Section 409A.
Section 409A. The Plan and this Agreement are intended to meet the requirements of Section 409A and shall be administered such that any payment, settlement, or deferrals of amounts hereunder shall not be subject to any excise penalty tax that may be imposed thereunder. The Company, in its sole discretion, shall determine if you are a “specified employee” of the Company (as that phrase is defined for purposes of Section 409A) on the date of your termination of employment or your Retirement prior to the Vesting Date and whether you are subject to any six-month delay in distribution of amounts due you under this Agreement.
Delivery of Documents. By accepting the terms of this Agreement, you consent to the electronic delivery of documents related to your current or future participation in the Plan (including the Plan documents; this Agreement; any other prospectus or other documents describing the terms and conditions of the Plan and this Award; and the Company’s then-most recent annual report to stockholders, Annual Report on Form 10-K and definitive proxy statement), and you acknowledge that such electronic delivery may be made by the Company, in its sole discretion, by one or more of the following methods: (i) the posting of such documents on the Company’s intranet website or external website; (ii) the posting of such documents on the UBS Financial Services, Inc. website; (iii) the delivery of such documents via the UBS Financial Services, Inc. website; (iv) the posting of such documents to another Company intranet website or third party internet website accessible by you; or (v) delivery via electronic mail, by attaching such documents to such electronic email and/or including a link to such documents on a Company intranet website or external website or third party internet website accessible by you. Notwithstanding the foregoing, you also acknowledge that the Company may, in its sole discretion (and as an alternative to, or in addition to, electronic delivery) deliver a paper copy of any such documents to you. You further acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company (Attention: Human Resources Department) by telephone or in writing.

This Agreement does not amend the terms and conditions of your current employment. To read and print the applicable plan or document, select the appropriate link below:

•	Annual Report

•	Proxy Statement

•	Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan

As part of your acceptance of this Agreement, you also agree to adhere to Company policies, including those listed below, some of which have terms or provisions that apply beyond the term of your employment with the Company.

•	Code of Business Conduct and Ethics

•	Conflicts of Interest Policy

•	Policy on Confidential Information

•	Policy on Inventions

•	Information Systems Security Policy

By accepting this Agreement, you acknowledge that you have read and agree to all of the terms and conditions set forth above. If you decide to reject the terms and conditions of this Agreement, you will decline your right to the Award, and it may be cancelled.

You are advised to print a copy of this Agreement for your records and reference.

Annex A
Definitions of Certain Terms

“Performance Period” shall mean the three-year period from and including January 1 of the year immediately following the Grant Date through December 31 of the third year immediately following the year of the Grant Date.
“Total Shareholder Return” for a company (i.e., for the Company or a Peer Company) shall mean such company’s average daily closing stock price for the month immediately preceding the commencement of the Performance Period (i.e., December of the year of the Grant Date) as compared to the average daily closing stock price for the end month of the Performance Period (i.e., December of the third year immediately following the year of the Grant Date), assuming the reinvestment of dividends and as adjusted for stock splits, recapitalizations, reorganizations or other similar adjustments or changes in the company’s capital structure, and expressed as a percentage increase or decrease (as the case may be) over the Performance Period.
“Peer Company” shall mean each of (i) Anadarko Petroleum Corporation (ticker symbol: APC); (ii) Apache Corporation (ticker symbol: APA); (iii) ConocoPhillips (ticker symbol: COP); (iv) Devon Energy Corporation (ticker symbol: DVN); (v) Hess Corporation (ticker symbol: HES); (vi) Marathon Oil Corporation (ticker symbol: MRO); (vii) Noble Energy, Inc. (ticker symbol: NBL); (viii) Occidental Petroleum Corporation (ticker symbol: OXY); and (ix) Pioneer Natural Resources Company (ticker symbol: PXD) (collectively, and including any replacement Peer Company (as discussed below), the “Peer Companies”); provided, however, that should any Peer Company (including any replacement Peer Company) cease to be a publicly traded company as the result of the consummation of a merger, acquisition, consolidation or similar transaction during the Performance Period, then (A) such Peer Company shall, for purposes of the Committee’s certification referenced above, be replaced (1) by Concho Resources Inc. (ticker symbol: CXO), or (2) if Concho Resources Inc. has previously been selected as a replacement Peer Company pursuant to this proviso or it has ceased to be a publicly traded company as the result of the consummation of a merger, acquisition, consolidation or similar transaction during the Performance Period, by Continental Resources, Inc. (ticker symbol: CLR), and (B) the Total Shareholder Return over the Performance Period of such replacement Peer Company shall be measured from the beginning of the Performance Period; and, provided further, should any Peer Company (including any replacement Peer Company), due to its financial performance or financial condition (e.g., bankruptcy), cease to have its voting stock be publicly traded (either temporarily or permanently), such Peer Company shall nevertheless continue to be a Peer Company for purposes of the Committee’s certification referenced above.

“TSR Rank” of the Company among the Ten Total Companies (i.e., the Company and Nine (9) Peer Companies)	Applicable “Performance Multiple”
1	200%
2	175%
3	150%
4	125%
5	100%
6	75%
7	50%
8	25%
9	0%
10	0%

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